Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated October 18, 2021, with respect to the consolidated financial statements of Honey Birdette (Aust.) Pty Ltd and its subsidiaries, incorporated herein by reference.

/s/ KPMG
Sydney, Australia
March 31, 2022